Exhibit 10.18

LIMITED GUARANTY AND RECOURSE INDEMNITY AGREEMENT

This LIMITED GUARANTY AND RECOURSE INDEMNITY AGREEMENT (this “Limited Guaranty”) is executed as of February 5, 2014, by STARWOOD WAYPOINT RESIDENTIAL PARTNERSHIP, L.P., a Delaware limited partnership (“Limited Guarantor”), for the benefit of CITIBANK, N.A., a national banking association, as lender (“Lender”) pursuant to the Master Loan and Security Agreement, dated as of February 5, 2014, by and between Starwood Waypoint Borrower, LLC, a Delaware limited liability company, as borrower (“Borrower”) and Lender (as from time to time may be amended or supplemented, the “Loan Agreement”).

W I T N E S S E T H :

WHEREAS, pursuant to the Loan Agreement, the Lender has agreed to provide Advances to Borrower pursuant to the terms of the Loan Agreement (the “Loan”). The indebtedness of the Borrower to the Lender is secured by, among other things, the Equity Interests in the Borrower and in certain Eligible REO Entities (as defined in the Loan Agreement). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

WHEREAS, the Limited Guarantor is the owner of an indirect interest in Borrower and will obtain substantial direct and indirect benefit from the Loan, and to induce Lender to make the Loan under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Limited Guarantor has agreed to provide the guaranty and undertaking set forth herein in favor of Lender; and

WHEREAS, it is a condition precedent to the obligation of the Lender to maintain the Loan under the Loan Agreement that the Limited Guarantor execute and deliver this Limited Guaranty to Lender.

NOW, THEREFORE, as an inducement to the Lender to make the Loan and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Definition of Guaranteed Obligations.

(a) For purposes of this Limited Guaranty, the term “Guaranteed Obligations” means:

(i) the obligations or liabilities of Borrower to Lender for any loss, damage, cost, expense, liability, claim or other obligation (collectively, “Losses”) actually incurred by Lender (including but not limited to actual out-of-pocket attorneys’ fees and costs) arising out of or in connection with any of the following events in clauses (A) through (L) (each, a “Subject Action”):

(A) fraud, malfeasance, material misrepresentation (of a representation which was known by the Related Party making such representation to be false when made), gross negligence, willful misconduct or bad faith by Borrower, Parent SPE, Asset Manager, an Eligible REO Entity or Limited Guarantor (each, a “Related Party”) in connection with the Loan or any Loan Document;

(B) the commission of a criminal act by a Related Party;

(C) destruction or physical waste of the REO Properties by a Related Party, but only if such destruction or physical waste of such REO Property is not in connection with the construction, renovation, repair or maintenance of such REO Property;

(D) the imposition of a Lien or other encumbrance on any Contributed REO Property other than that which is expressly permitted under the terms of the Loan Agreement;

(E) the material breach of any representation, warranty or covenant in the Loan Agreement or any Loan Document which relates to an REO Property’s qualification as an Eligible REO Property in accordance with the terms of the Loan Documents, and in the case of such representation, warranty or covenant such provision shall have been false or misleading in any material adverse respect as of the date the representation, warranty or covenant was made or the material breach of any indemnification provision in the Loan Agreement or any Loan Document;

(F) the misapplication or conversion by a Related Party in contravention of the Loan Agreement of (t) any insurance proceeds paid by reason of any loss, damage or destruction to the REO Properties, (u) any awards or other amounts received in connection with the condemnation of all or a portion of the Contributed REO Properties, (v) any Income, (w) any Rental Income (including any Security Deposits), (x) premiums for any insurance policies; (y) any funds received by a Related Party for payment of Taxes or other charges that can create Liens on any portion of the REO Properties; or (z) any security deposits collected with respect to any Contributed REO Property,

(G) failure by a Related Party to pay Taxes (except those which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained), the result of which creates a Lien on any Contributed REO Property, except to the extent revenue from the REO Properties is insufficient to pay such Taxes or discharge such Lien,

(H) failure to maintain any insurance policy required to be maintained under the Loan Agreement with respect to any Contributed REO Property, except to the extent revenue from the REO Properties is insufficient to pay such insurance premiums,

(I) any amendment of any Governing Documents of any Eligible REO Entity, Parent SPE or the Borrower other than as is expressly permitted under the terms of the Loan Agreement; or

(J) the failure of any Eligible REO Entity to deliver the required Deeds and title policies for any Wet Funded Contributed REO Properties within sixty (60) days after the related Funding Date meeting the requirements of the Loan Agreement, unless, in any such case, Borrower or the Eligible REO Entity has repaid the outstanding Advances made with respect to such Wet Funded Contributed REO Property;

(K) the removal, disposal, transfer, sale, assignment or other disposition of any Contributed REO Property in contravention of the Loan Agreement;

(L) the transfer of, or the grant of a mortgage or Lien on, any Contributed REO Property in violation of the Loan Agreement by or through the efforts of any Related Party or Related Party Representative.

(ii) the entire amount of the Obligations, upon the occurrence of any of the following events in clauses (A) through (B):

(A) the commencement by or the joining in the commencement by a Related Party (other than Asset Manager) or an officer, director, managing member or representative thereof (each, a “Related Party Representative”), or the filing of any pleading or document with a court of competent jurisdiction in support of, consenting to or otherwise acquiescing in either (A) the commencement of any Insolvency Proceeding with respect to Borrower, Parent SPE or any Eligible REO Entity, or collusive action by a Related Party (other than Asset Manager) or Related Party Representative with another party in its efforts to achieve the commencement of such Insolvency Proceeding including, without limitation, any of the following: (1) a receiver, liquidator, custodian, examiner or trustee of Borrower, Parent SPE or any Eligible REO Entity shall be appointed at the request of, or with the consent of, a Related Party (other than Asset Manager) or Related Party Representative, (2) any voluntary petition for bankruptcy, reorganization or arrangement of Borrower, Parent SPE or an Eligible REO Entity pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Related Party (other than Asset Manager), (3) any proceeding for the dissolution or liquidation of Borrower, Parent SPE or any Eligible REO Entity shall be instituted by a Related Party (other than Asset Manager) or Related Party Representative; or (4) Borrower, Parent SPE or any Eligible REO Entity makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due (unless such assignment or admission is required pursuant to court order or as required in order to preclude a claim of perjury); or

(B) a breach by (x) an Eligible REO Entity of Section 11.03 of the Loan Agreement, (y) Borrower of Section 11.01 of the Loan Agreement or (z) Parent SPE of Section 11.02 of the Loan Agreement, in each case, other than a violation or a breach by such Eligible REO Entity, Borrower or Parent SPE of any covenant requiring such entity to maintain, or to intend to maintain, adequate capital or remain Solvent, and such breach directly results in the substantive consolidation of any of the assets and/or liabilities of such Eligible REO Entity, Borrower or Parent SPE with the assets and/or liabilities of any other entity in a bankruptcy, Insolvency Proceeding or similar proceeding.

(b) For purposes of this Limited Guaranty, “Termination Date” shall mean the date on which the Obligations (other than contingent indemnification obligations and expense reimbursement obligations for which no claim has been asserted) are paid in full and the Loan Agreement and Lender’s commitments thereunder are terminated in accordance with the terms thereof.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Limited Guaranty shall refer to this Limited Guaranty as a whole and not to any particular provision of this Limited Guaranty, and section and paragraph references are to this Limited Guaranty unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2. Limited Guaranty; Indemnity; Recourse. (a) Limited Guarantor hereby unconditionally and irrevocably guarantees to the Lender and its successors, indorsees, transferees and assigns the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations, and hereby agrees that it shall be fully and personally liable for, and shall indemnify and hold Lender harmless from and against, all Losses to the extent resulting from any Subject Action and, to the extent provided in clause (b) of this Section 2, all of the other Guaranteed Obligations.

(b) Notwithstanding anything to the contrary in the Loan Agreement or any other Loan Document, all of the obligations of the Borrower under the Loan Documents shall be fully recourse to Limited Guarantor in the event of the occurrence of any of the events described in Section 1(a)(ii).

(c) Limited Guarantor further agrees to pay, as and when incurred, any and all expenses (including, without limitation, all reasonable out-of-pocket fees and disbursements of counsel) which are actually incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Limited Guarantor under this Limited Guaranty. This Limited Guaranty shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

(d) No payment or payments made by Borrower, any other guarantor or any other Person or received or collected by the Lender from Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Limited Guarantor hereunder.

(e) Limited Guarantor agrees that whenever, at any time, or from time to time, the Limited Guarantor shall make any payment to the Lender on account of the Limited Guarantor’s liability hereunder, the Limited Guarantor will notify the Lender in writing that such payment is made under this Limited Guaranty for such purpose.

3. Reserved.

4. Subrogation. Upon making any payment hereunder, the Limited Guarantor shall be subrogated to the rights of the Lender against the Borrower and any Collateral under the Loan Agreement for any Guaranteed Obligations with respect to such payment; provided that the Limited Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until the Termination Date. Until ninety-one (91) days after the Termination Date, neither any payment made by or for the account of Limited Guarantor nor any performance or enforcement of any obligation pursuant to this Limited Guaranty shall entitle the Limited Guarantor by subrogation, indemnity, exoneration, reimbursement, contribution or otherwise to any payment by Borrower or to any payment from or out of any property of Borrower, and Limited Guarantor shall not exercise any right or remedy against Borrower or any property of Borrower by reason of any performance by Limited Guarantor of this Limited Guaranty. If any amount shall be paid to the Limited Guarantor on account of such subrogation rights prior to the Termination Date, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Limited Guaranty.

5. Amendments, etc. with Respect to the Obligations. Limited Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Limited Guarantor, and without notice to or further assent by the Limited Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by the Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and the Loan Agreement, and the other Loan Documents and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms and as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Limited Guaranty or any property subject thereto. When making any demand hereunder against the Limited Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Limited Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Limited Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

6. Limited Guaranty Absolute and Unconditional. (a) Limited Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Limited Guaranty or acceptance of this Limited Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guaranty; and all dealings between Borrower or the Limited Guarantor, on the one hand, and the Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guaranty. Limited Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or the Limited Guaranty with respect to the Guaranteed Obligations. This Limited Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Loan Agreement, the other Loan Documents, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by it or Borrower against the Lender, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Limited Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Limited Guarantor under this Limited Guaranty (other than a discharge as a result of payment or performance), in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Limited Guarantor, the Lender may, but shall be under no obligation, to pursue such rights and remedies that they may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Limited Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Limited Guarantor. This Limited Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Limited Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Lender, and its successors, indorsees, transferees and assigns, until the Termination Date.

(b) Without limiting the generality of the foregoing, Limited Guarantor hereby agrees, acknowledges, and represents and warrants to the Lender as follows:

(i) To the extent permitted by law, Limited Guarantor hereby waives any defense arising by reason of, and any and all right to assert against the Lender any claim or defense based upon, an election of remedies by the Lender which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Limited Guarantor’s subrogation rights, rights to proceed against Borrower or any other guarantor for reimbursement or contribution, and/or any other rights of the Limited Guarantor to proceed against Borrower, against any other guarantor, or against any other person or security.

(ii) Limited Guarantor is presently informed of the financial condition of the Borrower and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. The Limited Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed of the financial condition of the Borrower, of all other circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than the Lender for such information and will not rely upon the Lender for any such information. Absent a written request for such information by the Limited Guarantor to the Lender, Limited Guarantor hereby waives its right, if any, to require the Lender to disclose to Limited Guarantor any information which the Lender may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii) Limited Guarantor has independently reviewed the Loan Agreement and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Limited Guaranty to the Lender, Limited Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any Liens or security interests of any kind or nature granted by the Borrower or any other guarantor to the Lender, now or at any time and from time to time in the future.

7. Reinstatement. This Limited Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

8. Payments. The Limited Guarantor hereby agrees that the Guaranteed Obligations will be paid to the Lender without deduction, abatement, recoupment, reduction, set-off or counterclaim in U.S. Dollars and in accordance with the wiring instructions of the Lender.

9. Representations and Warranties. The Limited Guarantor represents and warrants that:

(a) Limited Guarantor is duly organized, validly existing and in good standing as a limited partnership under the laws of the jurisdiction under whose laws it is organized. Limited Guarantor is duly qualified to do business and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations hereunder and under any other Loan Documents except where any failure to qualify to do business or to obtain such a license, permit, charter, registration or approval will not cause a Material Adverse Effect with respect to Limited Guarantor;

(b) Limited Guarantor has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations hereunder and under any other Loan Document to which it is a party;

(c) The execution, delivery and performance by Limited Guarantor of this Limited Guaranty and the other Loan Documents to which it is a party has been duly authorized by all necessary partnership actions and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made;

(d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any creditor of Limited Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Limited Guaranty;

(e) This Limited Guaranty has been duly executed and delivered by the Limited Guarantor and constitutes a legal, valid and binding obligation of the Limited Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(f) The execution, delivery and performance of this Limited Guaranty will not violate any provision of any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon the Limited Guarantor or any of its property or to which the Limited Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by the Limited Guarantor or of any agreement, instrument or other undertaking to which the Limited Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), except for any such violation which could not reasonably be expected to have a Material Adverse Effect with respect to Limited Guarantor or the enforceability of this Limited Guaranty, and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of the Limited Guarantor pursuant to any Requirement of Law or Contractual Obligation of the Limited Guarantor;

(g) The Limited Guarantor is an indirect owner of Borrower, and has received, or will receive, direct or indirect benefit from the making of this Limited Guaranty with respect to the Guaranteed Obligations;

(h) Reserved;

(i) No material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Limited Guarantor, threatened by or against the Limited Guarantor or any of its Affiliates or against any of the Limited Guarantor’s properties or revenues with respect to this Limited Guaranty or any of the transactions contemplated hereby;

(j) The Limited Guarantor and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of the Limited Guarantor’s or its Subsidiaries’ property and all other taxes, fees or other charges imposed on it or any of the Limited Guarantor’s property by any Governmental Authority (other than for any such taxes, if any, which are currently being contested in good faith by appropriate proceedings); no tax Lien has been filed, and, to the knowledge of the Limited Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge;

(k) As of the date hereof, and after giving effect to this Limited Guaranty and the contingent obligation evidenced hereby, Limited Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed Limited Guarantor’s obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay Limited Guarantor’s obligations and liabilities;

(l) Limited Guarantor has and will continue to have independent means of obtaining information concerning Borrower’s affairs, financial conditions and business. Lender shall not have any duty or responsibility to provide Limited Guarantor with any credit or other information concerning Borrower’s affairs, financial condition or business which may come into Lender’s possession;

(m) The financial statements of the Limited Guarantor, as filed with the Securities and Exchange Commission in connection with Parent’s Form 10 filing on January 13, 2014, copies of which have been furnished to the Lender, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Limited Guarantor as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject to interim statements as to normal year-end adjustments). Since the date of the most recent financial statements, except as disclosed in the Parent’s filings with the Securities and Exchange Commission, there has been no change that would result in a Material Adverse Effect on the Limited Guarantor. Except as disclosed in such financial statements, Limited Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable likelihood of causing a Material Adverse Effect with respect to Limited Guarantor;

(n) None of the documents or information prepared by or on behalf of Limited Guarantor and provided by Limited Guarantor to the Lender relating to Limited Guarantor’s financial condition contain any statement of a material fact with respect to Limited Guarantor that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, to the knowledge of the Limited Guarantor, there has been no change, nor any development or event involving a prospective change known to Limited Guarantor, that would render any of such documents or information untrue or misleading in any material respect;

(o) No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental, instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other non-governmental person, is required in connection with the execution, delivery and performance by Limited Guarantor of this Limited Guaranty or the consummation by Limited Guarantor of any other Loan Document to which it is a party, other than any that have heretofore been obtained, given or made or would otherwise not result in a Material Adverse Effect if not so obtained, given or made;

(p) Limited Guarantor does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Limited Guarantor is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Limited Guarantor or any of its assets; and

(q) Limited Guarantor is not required to be registered as (a) an “investment company” as defined under the Investment Company Act or as an entity under the control of an “investment company” as defined under the Investment Company Act or (b) a “holding company” as defined in, or subject to regulations under, the Public Utility Holding Company Act of 1935, as amended.

10. Covenants.

(a) Limited Guarantor shall deliver or cause to be delivered to Lender:

(i) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of Limited Guarantor, the consolidated balance sheets of Limited Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations and equity and of cash flows for Limited Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, and consolidated statements of liquidity of Limited Guarantor and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the figures for the previous year;

(ii) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Parent, the consolidated balance sheets of Parent and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and equity and of cash flows for Parent and its consolidated Subsidiaries for such year, and consolidated statements of liquidity of Parent and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Parent and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP; and

(iii) at the time it furnishes consolidated financial statements pursuant to paragraphs (i) and (ii) above, a certificate of a Responsible Officer of Limited Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Limited Guarantor and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments).

Limited Guarantor shall deliver or cause to be delivered to Lender any other financial information regarding the Limited Guarantor reasonably requested by Lender.

(b) Reserved.

(c) Limited Guarantor shall pay and discharge or cause to be paid and discharged, when due all taxes, assessments and governmental charges or levies imposed upon Limited Guarantor or upon Limited Guarantor’s income and profits or upon any of Limited Guarantor’s property, real, personal or mixed or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided. Limited Guarantor shall file, or cause to be filed on behalf of Limited Guarantor on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of Limited Guarantor.

(d) Limited Guarantor shall promptly inform the Lender in writing upon becoming aware of any of the following:

(i) Any Default, Event of Default or default or breach by Limited Guarantor of any obligation hereunder or under any other Loan Document to which it is a party, or the occurrence or existence of any event or circumstance that Limited Guarantor reasonably expects will with the passage of time become a Default, Event of Default or such a default or breach by the Limited Guarantor;

(ii) Any material dispute, licensing issue, litigation, investigation, proceeding or suspension between any Related Party, on the one hand, and any Governmental Authority or any other Person, on the other hand which, if determined adversely, would be reasonably likely to materially and adversely affect the Limited Guarantor, Borrower or an Eligible REO Entity;

(iii) Any material change in accounting policies or financial reporting practices of Limited Guarantor (provided that Limited Guarantor’s obligation under this clause (iii) shall be deemed satisfied to the extent that any such change is disclosed in Parent’s public filings); and

(iv) Any event, circumstance or condition that has resulted, or has a reasonable likelihood of resulting in either a Material Adverse Effect with respect to Limited Guarantor.

(e) Limited Guarantor shall maintain all licenses, permits or other approvals necessary for Limited Guarantor to conduct its business and to perform its obligations under this Limited Guaranty and each other Loan Document to which it is a party and Limited Guarantor shall conduct its business in accordance with applicable law in all material respects.

(f) If an Event of Default has occurred and is continuing, Limited Guarantor shall not pay any dividends or distributions with respect to any of its capital stock or other equity interests, as applicable, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Limited Guarantor or Borrower. Notwithstanding the foregoing, nothing in this Limited Guaranty shall prohibit the Limited Guarantor from declaring and/or paying any dividends or distributions in such amount that will not exceed the amount necessary (disregarding the ability of Parent to make consent dividends within the meaning of Section 565 of the Internal Revenue Code) in order for the Parent to (x) maintain its status as a REIT for federal and state income tax purposes and (y) avoid the payment of federal or state income or excise tax.

(g) Limited Guarantor shall not at any time, directly or indirectly, (i) enter into any transaction of merger or consolidation or amalgamation as to which the Limited Guarantor is not the surviving entity, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets without the Lender’s prior consent; or (ii) effectuate a Change of Control with respect to Limited Guarantor without the prior consent of Lender. Limited Guarantor shall ensure that all Equity Interests of Borrower shall continue to be owned by Parent SPE and that all Equity Interests of the Eligible REO Entities shall continue to be owned by Borrower.

(h) The Limited Guarantor’s fiscal year commences on January 1 and ends on December 31. Limited Guarantor will not, at any time, directly or indirectly, except upon thirty (30) days’ prior written notice to the Lender, change Limited Guarantor’s fiscal year.

(i) Limited Guarantor shall not make any material change in the accounting policies or financial reporting practices of Limited Guarantor or its Subsidiaries, except to the extent such change is permitted by GAAP, consistently applied.

(j) Any payments made by Limited Guarantor to Lender shall be free and clear of, and without deduction or withholding for, any Taxes except as required by applicable law. If Limited Guarantor shall be required by law to deduct or withhold any taxes from any sums payable to Lender, then Limited Guarantor shall make such deductions or withholdings and take such other actions as the Borrower would have been required to take under Section 3.03 of the Loan Agreement with respect to the same or similar payment, including, if any such Tax is an Indemnified Tax, paying to Lender any Additional Amounts as described in Section 3.03 of the Loan Agreement.

11. Events of Default. It is hereby understood and agreed that an Event of Default under Section 8 of the Loan Agreement shall be deemed to have occurred if:

(a) Limited Guarantor shall default in the payment of any Guaranteed Obligations required to be paid by it under this Limited Guaranty; or

(b) Any representation, warranty or certification made or deemed made herein or in any other Loan Document by Limited Guarantor or any certificate furnished by Limited Guarantor to Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(c) Except as otherwise set forth in this Section 11, Limited Guarantor shall fail to observe or perform or comply with any material term, covenant, provision or agreement contained in this Limited Guaranty or in any other Loan Document to which it is a party, and such failure to observe or perform shall continue unremedied for a period of twenty (20) calendar days after the earlier of discovery of such failure by or notice of such failure to Limited Guarantor; or

(d) Any judgment or order for the payment of money in excess of $25,000,000 in the aggregate shall be rendered against Limited Guarantor or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall remain undischarged (or provisions shall not be made for such discharge), unsatisfied, unbonded, or unstayed for a period of no more than thirty (30) days from the date of entry thereof; or

(e) Limited Guarantor shall admit in writing its inability to pay its debts as such debts become due; or

(f) Limited Guarantor or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced, without the application or consent of the Limited Guarantor or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or taking possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Limited Guarantor or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Limited Guarantor or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days; or an order for relief against the Borrowers, the Limited Guarantor or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

(h) Any Change in Control shall have occurred without the prior consent of the Lender if required under the Loan Agreement or any merger of Limited Guarantor shall have occurred in which the Limited Guarantor is not the surviving entity unless the Lender shall have consented thereto as required under Section 10(g) hereof.

12. Termination. Subject to the provisions of Section 7, this Limited Guaranty shall terminate upon the Termination Date; provided, however, that Sections 2(b), 9, 18, 21 and 24 shall survive any such termination and this Limited Guaranty shall be reinstated upon any Obligations arising under the Loan Agreement, whether such Obligations arise prior to or upon or after the termination of such Loan Agreement.

13. Severability. Any provision of this Limited Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Paragraph Headings. The paragraph headings used in this Limited Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

15. No Waiver; Cumulative Remedies. The Lender shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

16. Waivers and Amendments. None of the terms or provisions of this Limited Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Limited Guarantor and the Lender, provided that any provision of this Limited Guaranty may be waived by the Lender in a letter or agreement executed by the Lender or by facsimile or electronic transmission from the Lender.

17. Successors and Assigns. This Limited Guaranty shall be binding upon the successors and permitted assigns of Limited Guarantor and shall inure to the benefit of Lender and its successors and assigns. This Limited Guaranty may not be assigned by Limited Guarantor and any attempt to assign or transfer this Limited Guaranty shall be null and void and of no effect whatsoever. This Limited Guaranty may not be assigned by Lender except in accordance with the express terms of the Loan Agreement.

18. GOVERNING LAW. THIS LIMITED GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

19. [Reserved].

20. Notices. Notices by the Lender to the Limited Guarantor may be given by mail, by hand or by electronic transmission, addressed to the Limited Guarantor at the Limited Guarantor’s address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five (5) days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery, (c) when delivered if delivered by hand and (d) in the case of electronic transmissions, when sent, if such transmission is electronically confirmed.

21. Submission To Jurisdiction; Waivers. Limited Guarantor hereby irrevocably and unconditionally:

(a) Submits for the Limited Guarantor and the Limited Guarantor’s property in any legal action or proceeding relating to this Limited Guaranty and the other Loan Documents to which the Limited Guarantor is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) Consents that any such action or proceeding may be brought in such courts and waives any objection that the Limited Guarantor may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Limited Guarantor at Limited Guarantor’s address set forth under Limited Guarantor’s signature below or at such other address of which the Lender shall have been notified; and

(d) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

22. Integration. This Limited Guaranty represents the agreement of the Limited Guarantor with respect to the subject matter hereof and there are no promises or representations by the Lender relative to the subject matter hereof not reflected herein.

23. Acknowledgments. Limited Guarantor hereby acknowledges that:

(a) Limited Guarantor has been advised by counsel in the negotiation, execution and delivery of this Limited Guaranty and the other Loan Documents;

(b) The Lender does not have any fiduciary relationship to the Limited Guarantor, and the relationship between the Lender and the Limited Guarantor is solely that of surety and creditor; and

(c) No joint venture exists between the Lender and the Limited Guarantor or among the Lender, Borrower and the Limited Guarantor.

24. WAIVERS OF JURY TRIAL. THE LIMITED GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LIMITED GUARANTY OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

25. Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Limited Guaranty or any other Loan Document, no direct or indirect shareholder, partner, member, principal, affiliate, employee, officer, trustee, director, agent or other representative of Limited Guarantor and/or of any of its affiliates (each, an “Exculpated Party”) shall have any personal liability for, nor be joined as party to, any action with respect to payment, performance or discharge of any covenants, obligations, or undertakings of Limited Guarantor under this Limited Guaranty, and by acceptance hereof, Lender for itself and its successors and assigns irrevocably waives any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any Exculpated Party under or by reason of or in connection with this Limited Guaranty; except that any Exculpated Party that is a party to any Loan Document or any other separate written guaranty, indemnity or other agreement given by such Exculpated Party in connection with the Obligations shall remain fully liable therefor and the foregoing provisions shall not operate to limit or impair the liabilities and obligations of such Related Parties or the rights and remedies of the Lender thereunder.

[ Signature pages follow ]

IN WITNESS WHEREOF, the undersigned has caused this Limited Guaranty to be duly executed and delivered as of the date first above written.

STARWOOD WAYPOINT RESIDENTIAL
PARTNERSHIP, L.P., as Limited Guarantor
By:	Starwood Waypoint Residential GP, Inc.

By:	/s/ Nina Tran
Name:	Nina Tran
Title:	Chief Financial Officer

Address for Notices:
1999 Harrison Street
Oakland, California 94612
Attention:	Nina Tran, Chief Financial Officer

Acknowledged:
CITIBANK, N.A., as Lender

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President

Address for Notices:
Citibank, N.A.
390 Greenwich Street
New York, NY 10013
Attention:	Bobbie Theivakumaran

Telecopier No.:	(646) 291-3799
Telephone No.:	(212) 723-6753

Limited Guaranty

STATE OF California	)
	)	ss.:
COUNTY OF Alameda	)

On the 3rd day of February, 2014 before me, a Notary Public in and for said State, personally appeared Nina Tran known to me to be the person who executed the within instrument, and acknowledged to me that he executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

/s/ Harman Ratia
Notary Public

My Commission expires

Limited Guaranty

Schedule A

Schedule of Indebtedness

Limited Guaranty